Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS



The Shareholders and Board of Directors
Environment One Corporation:


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-15221, 33-15223, 33-15225, 33-15227, and 33-15229) of
Environment One Corporation of our report dated February 14, 1997, relating to the consolidated balance sheet of Environment One Corporation and subsidiary as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996 and 1995, which report appears in the December 31, 1996 annual report on Form 10-KSB of Environment One Corporation.



                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                       KPMG Peat Marwick LLP


Albany, New York
March 25, 1997